Exhibit 10.27

MAD7 Research and Development License

Effective January 1, 2019

TERMS
License Type	Non-exclusive, non-transferable license in the Licensed Fields of Use from Inscripta, Inc. for research and development using 1) the MAD7 nuclease (as defined by SEQ ID NO:7 in U.S. Pat. No. 9,982,279); or 2) native and codon optimized nucleic acids encoding a MAD7 nuclease. 1) and 2) collectively are referred to as “MAD7”. This license in the Licensed Fields of Use is irrevocable, subject to licensee not using MAD7 in the Excluded Fields of Use below without reaching further agreement with Inscripta.
Inscripta, Inc. Contact	General Counsel, Inscripta, Inc. (dianna.devore@inscripta.com)
Licensed Patent(s)	U.S. Patent No. 9,982,279, U.S. Patent No. 10,337,028, and applications claiming priority therefrom, including continuations, continuations-in part, divisionals, and foreign counterparts.
Licensed Fields of Use	1) Use of MAD7 to perform research and development in both academic and commercial settings with no restrictions on plant or animal species and varieties; 2) use of MAD7 to perform commercial services, subject to the Excluded Fields of Use.
Excluded Fields of use	1) Sale or re-sale of MAD7, including as part of a therapeutic product; or 2) continued use of MAD7 in a commercial manufacturing process; and 3) use of MAD7 in the editing of human embryos. For clarity, the use of MAD7 to create a commercial product that does not physically contain MAD7 at the time of sale and does not require continued use of MAD7 for manufacture is not considered an Excluded Field of Use.
Licensed Territory	Worldwide
Duration	The duration of the last valid claim of the Licensed Patent(s)
ROYALTIES & PAYMENTS
Initial License Fee	None
Earned Royalties	None
CHOICE OF LAW	This Agreement shall be governed by the laws of the State of Delaware, without reference to conflict of laws principles
SUBLICENSING
Sublicensing	Not permitted; collaborators and/or distribution partners can acquire an individual license on the same terms as provided herein.

INSCRIPTA, INC.		CENTURY THERAPEUTICS, INC.

By:	/s/ Dianne L. DeVore	By:	/s/ Janelle Anderson
Printed Name: Dianne L. DeVore		Printed Name: Janelle Anderson
Title: General Counsel		Title: Chief Strategy Officer
Date: January 1, 2019		Date 1 Jan 2019

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